UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Natural Grocers by Vitamin Cottage, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATURAL GROCERS BY VITAMIN COTTAGE, INC.

12612 West Alameda Parkway

Lakewood, Colorado 80228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 5, 2014

To the Stockholders of Natural Grocers by Vitamin Cottage, Inc.

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, March 5, 2014, at 1:00 p.m. local time in the auditorium at our home office located at 12612 West Alameda Parkway, Lakewood, Colorado, 80228 for the following purposes:

1.     To elect the two Class II director nominees named in the Proxy Statement accompanying this Notice to serve on our Board of Directors (our “Board”) for three-year terms ending at the 2017 Annual Meeting of Stockholders.

2.     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2014.

3.     To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the 2014 Annual Meeting of Stockholders is January 10, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We are furnishing our proxy materials over the Internet to all of our stockholders, consistent with the Securities and Exchange Commission rule permitting us to do so, rather than in paper form in order to reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We mailed our Notice Regarding the Availability of Proxy Materials on January 17, 2014. You may access our Proxy Statement and annual report to stockholders for the fiscal year ended September 30, 2013 at http://www.astproxyportal.com/ast/18556/ by following the instructions found on the Notice Regarding the Availability of Proxy Materials mailed to you. Our annual report contains financial and other information about us, including our Form 10-K.

By Order of the Board

/s/ HEATHER ISELY
Heather Isely
Corporate Secretary

Lakewood, Colorado

January 17, 2014

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. You may request paper copies of this Proxy Statement and the related proxy materials up to 14 days prior to our 2014 Annual Meeting of Stockholders by contacting our Corporate Secretary, Heather Isely, at 12612 West Alameda Parkway, Lakewood, Colorado, 80228, and we will furnish the proxy materials to you within three business days. Even if you have voted by proxy, you may still vote in person if you attend the meeting.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

12612 West Alameda Parkway

Lakewood, Colorado 80228

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on March 5, 2014

i

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

12612 West Alameda Parkway

Lakewood, Colorado 80228

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on March 5, 2014

Except where the context otherwise requires or where otherwise indicated, all references herein to “we,” “us,” “our,” “Natural Grocers,” and “the Company” refer collectively to Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation, and its consolidated subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to many of our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on January17, 2014 to our stockholders of record as of January 10, 2014 (the “Record Date”) in connection with the solicitation of proxies by Natural Grocers by Vitamin Cottage, Inc., for use at the 2014 Annual Meeting of Stockholders or at any adjournments or postponements thereof (the “Annual Meeting”). All stockholders will have the ability to access our proxy materials on the Internet or to request a printed set of the proxy materials. You will not receive a printed copy of the proxy materials unless you request one. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

When and where will the Annual Meeting be held? The Annual Meeting will be held on March 5, 2014 at 1:00 p.m. Mountain Time in the auditorium at our home office located at 12612 West Alameda Parkway, Lakewood, Colorado 80228. Directions to the Annual Meeting may be found at http://investors.naturalgrocers.com/proxynotices.

What is the purpose of the Annual Meeting?

The purposes of the Annual Meeting are to:

•                  elect the two Class II director nominees named herein to serve on our Board of Directors (our “Board”) for three-year terms ending at the 2017 Annual Meeting of Stockholders;

•                  ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2014; and

•                  conduct any other business properly brought before the meeting.

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 22,442,389 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Stockholders are entitled to one vote for each share of Common Stock held as of the Record Date on any proposal presented at the Annual Meeting.

How do I vote?

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered a stockholder of record with respect to those shares, and the Notice has been sent directly to you. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the meeting, we urge you to follow the instructions provided to you regarding how to vote so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting. You may vote on the Internet at www.voteproxy.com by using the procedures and instructions described in the Notice. You may vote by telephone by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 in foreign countries. You will need a touch tone telephone to vote by phone. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. You may vote by mail by completing and mailing in a paper proxy card, which you must request by following the instructions contained in the Notice.

If you attend the Annual Meeting, you may vote in person even if you have previously voted by phone or via the Internet or returned a proxy card by mail, and your in-person vote will supersede any vote previously cast.

Street Name Holders. If, like many stockholders of the Company, you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your broker, bank or other nominee. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the meeting, vote by one of the methods permitted by your bank or broker so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting. Street name holders must follow voting instructions from their banks or brokers and may be able to vote by Internet or telephone if their banks or brokers make those methods available.  If you are a street name holder and you wish to cast a vote in person at the meeting, you must contact your bank or broker to vote or obtain a proxy to vote your shares at the meeting.

How can I revoke a previously submitted proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with the Corporate Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than the proxy; (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; (c) duly completing a later-dated proxy relating to the same shares and delivering it to the Corporate Secretary of the Company before the taking of the vote at the Annual Meeting; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If you are a street name holder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting. Any written notice of revocation or subsequent proxy should be delivered to Natural Grocers by Vitamin Cottage, Inc., 12612 West Alameda Parkway, Lakewood, Colorado, 80228 Attention: Heather Isely, Corporate Secretary, before the taking of the vote at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many shares must be present at the Annual Meeting?

The representation in person or by proxy of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the business properly brought before the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders meeting or is not permitted to vote those shares on a non-routine matter.

How many votes are required to approve each proposal?

For Proposal 1, the election of Class II directors, directors are elected by a plurality of the votes cast, either in person or represented by proxy. Therefore, the two director nominees who receive the greatest number of affirmative votes shall be elected as directors. Cumulative voting by stockholders will not be permitted in the election of directors.

For Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our 2014 fiscal year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. While we are seeking stockholder approval as a matter of good governance, we are not required to do so.  If the appointment of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year is not ratified by the stockholders, the adverse vote will be considered a direction to the audit committee to consider another independent registered public accounting firm for next year.  However, because of the difficulty in making any substitution of our independent registered public accounting firm so long after the beginning of the current fiscal year, the appointment for our 2014 fiscal year will stand, unless the audit committee finds other good reason for making a change.

The vote on each matter submitted to stockholders is tabulated separately. AST will tabulate the votes. Abstentions and broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

How will executed proxies or shares held in street name be voted?

All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

If you hold your shares in street name, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each matter for which it has discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.

If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), and your shares will be considered “broker non-votes” with respect to this proposal. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our 2014 fiscal year) in the discretion of the record holder.

Is there other business to come before the Annual Meeting?

Aside from the election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our 2014 fiscal year, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote FOR the election of the two director nominees and FOR ratification of the appointment of KPMG LLP.

When are stockholder proposals due for next year’s Annual Meeting?

Pursuant to the various rules promulgated by the SEC, to be considered for inclusion in next year’s proxy materials, you must follow the procedures set forth in Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), and your proposal must be submitted in writing by September 18, 2014 to our Corporate Secretary at 12612 West Alameda Parkway, Lakewood, Colorado 80228. In addition to the requirements of the Exchange Act, if you wish to submit a nomination or proposal to be properly brought before the 2015 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must comply with the advance notice provisions of our bylaws by giving timely notice in proper written form to our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the 2014 Annual Meeting. The anniversary of the 2014 Annual Meeting will be March 5, 2015. Thus, you must submit such nomination or proposal no later than December 5, 2014 and no earlier than November 5, 2014.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

Currently, our Board consists of seven members. Our certificate of incorporation and bylaws divide our Board into three classes. One class is elected each year for a term of three years.

Our bylaws further provide that our Board will consist of a number of directors to be fixed from time to time by a resolution of the Board. Any increase or decrease in the number of directors must be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The following table sets forth the class of which each member of the Board is a member, the year in which he or she first became a director, and whether or not he or she is independent as defined under the rules of the NYSE. The sections of this Proxy Statement below entitled “EXECUTIVE OFFICERS AND DIRECTORS” and “CORPORATE GOVERNANCE” provide additional detail about the Board and its committees and our corporate governance.

Class	Director’s Name and Year First Became a Director	Independent
Class I (term expires 2016)	Richard Hallé (2012)	Yes
	Elizabeth Isely (2012)	No
Class II (term expires 2014)	Michael T. Campbell (2012)	Yes
	Zephyr Isely (2012)	No
Class III (term expires 2015)	Heather Isely (2012)	No
	Kemper Isely (2012)	No
	Edward Cerkovnik (2013)	Yes

Election of Two Class II Directors

The terms of our Class II directors will expire at our Annual Meeting. Accordingly, Mr. Campbell and Mr. Zephyr Isely are standing for re-election to the Board as Class II directors.

The Board has nominated Mr. Campbell, and recommended that Mr. Campbell be re-elected to the Board as a Class II director, to hold such position until the annual meeting of stockholders to be held in the year 2017 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board has determined that Mr. Campbell is independent within the meaning of the director independence standards of the NYSE. In making this determination, the Board solicited and considered information from Mr. Campbell regarding whether he, or any member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a commercial or investment relationship with the Company or received personal benefits from or on behalf of the Company outside the scope of such person’s normal compensation.

Additionally, the Board has nominated Mr. Zephyr Isely, and recommended that Mr. Zephyr Isely be re-elected to the Board as a Class II director, to hold such position until the annual meeting of stockholders to be held in the year 2017 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Zephyr Isely is a Co-President of the Company and, thus, is not independent under the rules of the NYSE.

Conclusion

The Board knows of no reason why Mr. Campbell or Mr. Zephyr Isely would be unable or unwilling to serve, but if either of them for any reason should be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Campbell and Mr. Zephyr Isely.

This proposal for the election of directors relates solely to the election of two Class II directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RE-ELECTION OF THE FOREGOING NOMINEES TO SERVE AS MEMBERS OF THE DESIGNATED CLASS OF THE BOARD.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” each of the foregoing nominees to serve as a member of the designated class of the Board.

PROPOSAL 2—RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our stockholders are being asked to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2014. KPMG LLP has served as the independent registered public accounting firm of the Company since 2012, and as the independent registered public accounting firm of Vitamin Cottage Natural Food Markets, Inc., a wholly owned subsidiary of the Company, since 2010. The Company has engaged KPMG LLP to perform the audit of our financial statements as of and for the year ending September 30, 2014.

The audit committee is solely responsible for selecting our independent auditors. The Board has ratified the audit committee’s appointment of our independent registered public accounting firm and is now seeking the approval of the stockholders. Although stockholder ratification of the appointment of KPMG LLP is not required by law, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of KPMG LLP, the audit committee will consider whether to engage another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Principal Accounting Fees and Services

To the knowledge of management, neither KPMG LLP nor any of its members has any direct or material indirect financial interest in the Company or any connection with the Company in any capacity other than as our independent registered public accounting firm.

The following table presents fees for professional audit services rendered by KPMG LLP for the audits of the Company’s annual consolidated financial statements for the fiscal years ended September 30, 2013 and 2012, and fees billed for other services rendered by KPMG LLP during those fiscal years. All of these services and fees were approved by the Board.

	2012	2013
Audit Fees(1)	$1,171,999	$441,300
Audit-Related Fees(2)	—	—
Tax Fees(3)	60,111	92,007
All Other Fees(4)	1,650	—
Total	$1,233,760	$533,307

(1)                                 Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, as well as services that generally only our independent registered public accounting firm can reasonably provide, including services rendered in connection with SEC filings.

(2)                                 Audit-Related Fees consist of fees billed for other professional services. No other services were provided in fiscal years 2012 and 2013.

(3)                                 Tax Fees consist primarily of fees billed for professional services rendered in connection with direct and indirect tax compliance requirements in domestic tax jurisdictions.

(4)                                 All Other Fees consist of a subscription to KPMG Accounting Research Online tool.

The charter of the audit committee provides that the audit committee shall approve the fees and compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. The audit committee currently complies with this requirement on an engagement by engagement basis. To that end, in September 2012, our audit committee approved the engagement and fees of KPMG LLP for assistance in responding to an audit of the Company by the U.S. Internal Revenue Service. Additionally, in December 2013, our audit committee approved the engagement and fees of KPMG LLP for assistance with respect to federal, state, local, franchise and other tax returns. All other services and fees of KPMG LLP in fiscal years 2012 and 2013 were approved by our Board. Our audit committee was established in July 2012 in connection with our initial public offering, or IPO. During the 2013 fiscal year, our audit committee considered and adopted policies and procedures for the review and pre-approval by the audit committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, and the rotation of the lead audit partner and concurring audit partner and hiring employees or former employers of our independent registered public accounting firm.  Our committee approved, in accordance with such policy and procedures, the rotation of the lead audit partner in the 2013 fiscal year and retention of KPMG LLP as the Company’s independent registered public accounting firm for our 2014 fiscal year.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2014 FISCAL YEAR.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our 2014 fiscal year.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is information concerning our current executive officers and directors as of the date of this Proxy Statement. The business address of all of our executive officers and directors is 12612 West Alameda Parkway, Lakewood, CO 80228.

Name	Age	Position(s)
Kemper Isely	51	Chairman, Director and Co-President
Zephyr Isely*	64	Director and Co-President
Heather Isely	48	Director, Executive Vice President and Corporate Secretary
Elizabeth Isely	59	Director and Executive Vice President
Michael T. Campbell*	69	Director
Edward Cerkovnik	56	Director
Richard Hallé	49	Director
Sandra Buffa	61	Chief Financial Officer

*                                         Nominee for re-election as a Director.

Kemper Isely has been a director and our Co-President since 1998. He joined the Company as an employee in 1977 and during his tenure with our Company has functioned as Store Manager, Warehouse Manager, Director of Marketing, Director of Purchasing, Director of Operations and Director of Finance.

We believe Mr. Kemper Isely’s qualifications to serve on our Board include his knowledge of our Company and the food retail industry and his years of leadership at our Company.

Zephyr Isely has been a director and our Co-President since 1998. He joined the Company as an employee in 1969 and during his tenure with our Company has functioned as Store Manager, Director of Receiving, Warehouse Manager, Director of Operations, Director of Purchasing, Director of Accounting, Manager of Payroll and Compensation and Director of Information Systems.

We believe Mr. Zephyr Isely’s qualifications to serve on our Board include his knowledge of our Company and the food retail industry and his extensive management experience at our Company.

Heather Isely has been a director and our Executive Vice President and Corporate Secretary since 1998. Ms. Heather Isely joined the Company as an employee in 1989 and during her tenure with our Company has functioned as Produce Coordinator, Store Manager, Manager of Quality Control, Director of Nutrition Education, Manager of Operations, Manager of Compensation, Manager of Training and Director of Human Resources.

We believe Ms. Heather Isely’s qualifications to serve on our Board include her knowledge of our Company and the food retail industry and prior management experience at our Company.

Elizabeth Isely has been a director and our Executive Vice President since 1998. Ms. Elizabeth Isely joined the Company as an employee in 1977 and during her tenure with our Company has functioned as Store Manager, Regional Manager, Director of Operations, Manager of Training and Director of New Store Openings.

We believe Ms. Elizabeth Isely’s qualifications to serve on our Board include her knowledge of our Company and the food retail industry, her experience in opening our new stores and her extensive management experience at our Company.

Michael T. Campbell has been a director since the consummation of our IPO in 2012. Mr. Campbell has served as a member of the board of directors of Houston Wire & Cable Company (Nasdaq: HWCC) since 2008, has served as the chairman of its audit committee since 2009 and as a member of its nominating and corporate governance committee since 2012. Mr. Campbell has also been a member of the board of advisors of Lee Truck Equipment, Inc. (d/b/a Casper’s Truck Equipment) since 2007. Mr. Campbell previously served in the technical support department of the national office of Deloitte & Touche LLP, and he was also the lead technical accounting and auditing partner in the Denver office prior to his retirement in June 2001.

We believe that Mr. Campbell’s qualifications to serve on the Board include his significant experience with financial reporting by public companies and his experience with mergers and acquisitions and capital markets transactions.

Edward Cerkovnik has been a director since July 23, 2013. Mr. Cerkovnik is a founder and President of Breckenridge Holding Company, the owner and operator of the Breckenridge Brewery & Pub concept, as well as other food and beverage concepts. He has served as an officer and director of Breckenridge Holding Company since its inception in 1994. In addition, Mr. Cerkovnik has been an active principal in other restaurant and commercial real estate projects since 1994, and is a member of the Board of Directors of MediaShift, Inc.

We believe that Mr. Cerkovnik’s qualifications to serve on the Board include his knowledge of the retail industry and significant experience in business ownership and operations.

Richard Hallé has been a director since October 17, 2012. Since 2011, Mr. Hallé has served as the Chief Financial Officer of The Berry Company, Inc. in Englewood, Colorado, overseeing finance, including accounting, treasury, tax, planning, forecasting, budgeting and financial reporting. Previously, Mr. Hallé served as the Chief Financial Officer and Secretary of DTN Holding Company, Inc. in Omaha, Nebraska from 2003 to 2008 and as a Managing Director of FTI Consulting, Inc. from 2002 to 2003 where he developed business restructuring strategies.

We believe that Mr. Hallé’s qualifications to serve on the Board include his significant experience in business operations, corporate finance and financial reporting.

Sandra Buffa has served as our Chief Financial Officer since 2008 when she joined our Company. Prior to joining our Company, from 2005 to 2007, Ms. Buffa worked at QCE, LLC, the parent company of the Quizno’s restaurant chain, as its Chief Financial Officer. From 2001 to 2005, Ms. Buffa was the Chief Financial Officer of Mrs. Fields’ Original Cookies, Inc. and also served as the Senior Vice President, Chief Financial Officer and Treasurer of its parent company from 2004 to 2005. From 1998 to 1999, Ms. Buffa was the President and Chief Operating Officer of Crabtree & Evelyn, Ltd, and its Chief Financial Officer in 1998. Ms. Buffa served as the Chief Financial Officer, Senior Vice President of Finance and

Treasurer of Vista Optical from 1993 to 1998. Ms. Buffa began her career with the firm of PricewaterhouseCoopers, most recently as a Senior Audit Manager. Ms. Buffa is a Certified Public Accountant.

Kemper Isely, Zephyr Isely and Heather Isely are siblings. Elizabeth Isely was previously married to a member of the Isely family who is not currently involved in Company operations.

CORPORATE GOVERNANCE

Board of Directors

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board currently has seven members, Kemper Isely, Zephyr Isely, Heather Isely, Elizabeth Isely, Michael Campbell, Edward Cerkovnik and Richard Hallé. Our bylaws provide that our Board consists of a number of directors to be fixed from time to time by a resolution of the Board.

Our certificate of incorporation and bylaws provide for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

•                  Elizabeth Isely and Richard Hallé are Class I directors, and their terms will expire at the annual meeting of stockholders to be held in 2016;

•                  Zephyr Isely and Michael T. Campbell are Class II directors; their terms will expire at the Annual Meeting and they have been nominated for re-election at the Annual Meeting; and

•                  Heather Isely, Kemper Isely and Edward Cerkovnik are Class III directors, and their terms will expire at the annual meeting of stockholders to be held in 2015.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change in our management or a change in control.

A voting agreement entered into with or among our major stockholders is in effect and provides the Isely family with control over the election of directors. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” in this Proxy Statement for a description of this agreement. Directors can be removed from our Board only for cause, as defined in our certificate of incorporation. Vacancies on our Board, and any new director positions created by the expansion of our Board, can be filled only by a majority of remaining directors then in office.

Board Leadership Structure and Risk Oversight

The Chairman of our Board is also the Co-President of the Company. Because of his knowledge of and insight into our business, we believe Mr. Kemper Isely is in the best position to focus the attention of our independent directors on matters that are the most critical to our Company. We also believe that Mr. Kemper Isely’s effectiveness in promoting the Company and forming new business relationships is significantly enhanced by his role as both Chairman and Co-President. We do not currently have a lead independent director.

Our Board administers its risk oversight function primarily through the audit committee, which oversees our risk management practices. The audit committee is responsible for, among other things, discussing with management on a regular basis our guidelines and policies that govern the process for risk assessment and risk management. These discussions include our major risk exposures and actions taken to monitor and control these exposures.

Controlled Company and Director Independence

We have elected to avail ourselves of the “controlled company” exception under the corporate governance rules of the NYSE. Under NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. Certain members of the Isely family holding over 50% of our common stock are parties to a stockholders agreement pursuant to which they control the election of our directors (the “Stockholders Agreement”), and we are therefore a “controlled company.” As a result, we have elected not to have a majority of “independent directors” on our Board, and we do not have a compensation committee composed entirely of “independent directors” as defined under the rules of the NYSE. Further, compensation for our executives and selection of our director nominees are not determined by a majority of “independent directors” as defined under the rules of the NYSE. The “controlled company” exception does not modify the independence requirements for the audit committee, and we are subject to, and have complied with, the requirements of the SEC and the NYSE, which require that our audit committee be composed of at least three members, each of whom is required to be independent.

Consistent with these requirements, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NYSE listing standards: Michael T. Campbell, Edward Cerkovnik and Richard Hallé. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company. Kemper Isely, our Co-President; Zephyr Isely, our Co-President; Heather Isely, our Executive Vice President and Corporate Secretary; and Elizabeth Isely, our Executive Vice President, are not independent directors. Each is an employee with the Company and a party to the Stockholders Agreement.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting and other requirements that are applicable to other public companies that are not “emerging growth companies.” For so long as we are an “emerging growth company,” we will, among other things:

•                  not be required to comply with the auditor attestation requirements regarding internal control over financial reporting;

•                  not be required to hold a nonbinding advisory stockholder vote on executive compensation;

•                  not be required to seek stockholder approval of any golden parachute payments; and

•                  be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Communications with the Board

The Board welcomes questions or comments about our Company and its operations. Interested parties and stockholders may contact the Board as a whole, non-management directors, or any one or more specified individual directors by sending a letter to the intended recipients’ attention c/o  Natural Grocers by Vitamin Cottage, Inc. Attention: Corporate Secretary, 12612 West Alameda Parkway, Lakewood, Colorado 80228. The Corporate Secretary will maintain a record of all such communications and promptly forward to the Chairman of the Board those that the Corporate Secretary believes require immediate attention. The Corporate Secretary will periodically provide the Chairman of the Board with a summary of all such communications. The Chairman of the Board will notify the Board or the chairs of the relevant committees of the Board of those matters that he believes are appropriate for further action or discussion.

Meetings of the Board

The Board met four times during the 2013 fiscal year. Each Board member attended 100% of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. During the 2013 fiscal year, our Board held two, and our audit committee held three, executive sessions at which only non-management directors were present. Pursuant to our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and all committees on which they sit (including separate meetings of non-management directors), with the understanding that, on occasion, a director may be unable to attend a meeting in person or by teleconference. It is the Company’s policy to encourage directors to attend the Annual Meeting and all members of the Board attended our 2013 annual meeting. We were incorporated in Delaware on April 9, 2012, and our 2014 annual meeting will be our second annual meeting of stockholders.

Committees of the Board

Our Board has two committees: an audit committee and a compensation committee. The committees were established in July 2012, in connection with our IPO and our listing on the NYSE. Each committee member is appointed by the Board and will serve until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. The following table provides membership and meeting information for fiscal year 2013 for each of our Board committees:

Name	Independent	Audit	Compensation
Mr. Kemper Isely*	No	Member	Member
Mr. Zephyr Isely	No
Ms. Heather Isely	No		Chair
Ms. Elizabeth Isely	No
Mr. Michael T. Campbell	Yes	Chair	Member
Mr. Edward Cerkovnik*	Yes	Member	Member
Mr. Richard Hallé	Yes	Member
Total meetings in fiscal 2013		5	2

*                                         Mr.  Cerkovnik was appointed to the Board, the audit committee and the compensation committee on July 23, 2013. Mr. Kemper Isely resigned from the audit committee on that same date, thus leaving it with three members, each of whom was and is independent.  Mr. Cerkovnik was elected as an additional, not replacement, member of the compensation committee. Accordingly, no member of the compensation committee resigned, and it now has four members.

Audit Committee

Our audit committee assists our Board in fulfilling its oversight responsibilities over our financial reporting and internal control processes. The committee is responsible for, among other things:

•                  overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•                  overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•                  overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policies;

•                  reviewing and approving related party transactions;

•                  reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings; and

•                  reviewing the performance of the independent accountants and making decisions regarding the appointment or termination of the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants.

Mr. Campbell, Mr. Cerkovnik and Mr. Hallé currently serve on the audit committee, with Mr. Campbell serving as the chair of the audit committee. Mr. Kemper Isely served on our audit committee from July 25, 2012 until Mr. Cerkovnik’s appointment on July 23, 2013. This appointment resulted in our audit committee being composed solely of independent directors.  Mr. Campbell, one or our independent directors, is our audit committee financial expert as defined under applicable SEC rules. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

The audit committee met five times during the 2013 fiscal year. Our Board has adopted a written charter for our audit committee, which is available on our corporate website at www.naturalgrocers.com.

Report of the Audit Committee

The audit committee is responsible for overseeing our accounting and financial reporting functions. The audit committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing those financial statements and issuing a report thereon.

The audit committee reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2013 with management of the Company and with KPMG LLP, the Company’s independent registered public accounting firm. The audit committee also reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AU Section 380 (Communications with Audit Committees), as adopted by PCAOB in Rule 3200T and Rule 2-07 of SEC Regulation S-X.

In addition, the audit committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Consistent with the applicable requirements of the PCAOB and the rules and regulations of the SEC, the audit committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended September 30, 2013 is compatible with maintaining KPMG LLP’s independence and has discussed with KPMG LLP the firm’s independence from the Company.

Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Respectfully submitted,

Michael T. Campbell (Committee Chair)

Edward Cerkovnik

Richard Hallé

The material in the above report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee is responsible for, among other things:

•                  reviewing our compensation practices and policies, including equity benefit plans and incentive compensation;

•                  reviewing key employee compensation policies;

•                  monitoring performance and compensation of our employee-directors, officers and other key employees;

•                  preparing recommendations and periodic reports to the Board concerning these matters; and

•                  overseeing the preparation of any disclosure relative to compensation practices.

Ms. Heather Isely, Mr. Campbell, Mr. Cerkovnik and Mr. Kemper Isely, each serves on the compensation committee, with Ms. Heather Isely serving as the chair of the compensation committee.

The compensation committee met two times during the 2013 fiscal year. Our Board has adopted a written charter for our compensation committee, which is available on our corporate website at www.naturalgrocers.com.

In April 2012, our Board retained the outside consulting firm Frederic W. Cook & Co., Inc., or F. W. Cook, as our independent compensation consultant to assist in developing our approach to executive officer and Board compensation. This engagement occurred prior to the creation of our compensation committee. As part of this engagement, F. W. Cook assisted in the development of the competitive compensation program for our independent board members. We engaged F.W. Cook to provide additional independent compensation consultation services during fiscal year 2013, including an executive compensation study. Prior to our IPO, our Board historically set compensation for our named executive officers, including with respect to their own compensation. Our Co-Presidents have provided, and we expect that our Co-Presidents will continue to provide, recommendations to our compensation committee regarding pay levels for all executive officers. In fulfilling its responsibilities, our compensation committee may delegate its authority to subcommittees, including subcommittees consisting solely of one or more employees of the Company, to the extent permitted by applicable law.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the Board that the CD&A be included in this Proxy Statement.

Respectfully submitted,

Heather Isely (Committee Chair)

Michael T. Campbell

Edward Cerkovnik

Kemper Isely

Process for Recommending Candidates for Election to the Board Directors

We do not have a nominating committee. Instead, our Board is responsible for recommending director candidates for election. This is appropriate, in the opinion of the Board, because we are a “controlled company” under NYSE rules and certain members of the Isely family hold over 50% of our common stock and control the election of our directors.

Additionally, our Board will consider director candidates recommended by stockholders, provided that stockholders making such recommendations comply with the advance notice procedures contained in Section 2 of our bylaws. The Board did not receive any director recommendations from stockholders for consideration at the Annual Meeting.

The Board will evaluate candidates properly recommended by stockholders based on the same criteria applied to other director nominees, with one exception. Specifically for such candidates, the Board may consult with certain members of the Isely family who are parties to a Stockholders Agreement, pursuant to which they control the election of our directors, to ensure that such nominees will make a meaningful contribution to the Board and are likely to receive the approving vote of the holders of a majority of the outstanding common stock.

As described in the Company’s Corporate Governance Guidelines, the Board identifies candidates based on the following criteria:

•                  judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business;

•                  diversity of viewpoints, backgrounds and experiences;

•                  business or other relevant experience; and

•                  the extent to which the candidate’s expertise, skills, knowledge and experience with that of the other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

As described above, the Board considers the diversity of viewpoints, backgrounds and experiences in identifying and evaluating director nominees, but does not have a formal policy with regard to diversity.

The Board identifies director nominees based on the above criteria by consulting with other industry leaders and members of the business community.

Corporate Governance Guidelines

In July 2012, the Board adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. These guidelines are a flexible framework within which the Board may conduct its business. Moreover, they help to align the interests of directors and management with those of the Company’s stockholders. In greater detail, the Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other matters, Board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines reflect NYSE and SEC rules and requirements. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at the Company’s website at www.naturalgrocers.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 14, 2014, regarding beneficial ownership of our common stock by:

•                  each person known to us to beneficially own more than 5% of our common stock;

•                  each of our named executive officers;

•                  each of our directors; and

•                  all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of common stock issuable within 60 days to a person are deemed outstanding for purposes of computing the percentage of shares owned by such person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

To our knowledge, except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them and none of the shares shown as beneficially owned by the named executive officers or directors has been pledged as security.

Unless otherwise indicated, the address for each person named in the table below is c/o Natural Grocers by Vitamin Cottage, Inc., 12612 West Alameda Parkway, Lakewood, Colorado 80228.

	Shares of Common Stock Beneficially Owned(1)
Beneficial Owner	#	%
5% Stockholders:
Isely Family Group(2)	13,323,760	59.4%
CTVC, LLC(2)(3)	1,037,939	4.6%
Named Executive Officers and Directors:
Kemper Isely(2)(4)	3,396,830	15.1%
Zephyr Isely(2)(5)	3,360,867	15.0%
Heather Isely(2)(6)	1,138,510	5.1%
Elizabeth Isely(2)(7)	1,254,306	5.6%
Sandra Buffa(8)	189,357	*
Michael Campbell (director)(9)	1,688	*
Edward Cerkovnik (director)(9)	—	—
Richard Hallé (director)(9)	3,636	*
Executive officers and directors as a group (8 persons)	13,518,441	60.2%

*                                         Represents less than 1%

(1)                                 This table is based upon information supplied by officers, directors, principal stockholders and the Schedule 13D filed by members of the Isely family voting group with the SEC on August 6, 2012, as amended on  March 7, 2013. As of the date of this Proxy Statement, no other stockholders had filed Schedules 13D or 13G with respect to their ownership of our common stock. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,442,389 shares of our common stock outstanding on January 14, 2014, adjusted as required by rules promulgated by the SEC.

(2)                                 In connection with the reorganization transactions effected in connection with our IPO, each of Kemper Isely, Zephyr Isely, Heather Isely, Elizabeth Isely, certain trusts or entities controlled by one or more of them, certain other Isely family members, certain custodial accounts controlled by Anthony Andueza but benefiting other Isely family members, and certain entities controlled by Mr. Andueza or Mark Gauthier but owned by the above named Iselys and their family members (directly or indirectly through trusts) entered into a Stockholders Agreement pursuant to which they agreed to, among other things, limitations on the sale of their shares of our common stock and to vote all of their shares of common stock in the election of directors as directed by a majority of Kemper Isely, Zephyr Isely, Heather Isely and Elizabeth Isely. The parties to the agreement may therefore be deemed to share voting and investment power over the shares subject to the agreement and be members of a group for beneficial ownership reporting purposes with respect to such shares. The number of shares identified as beneficially owned by the Isely Family Group includes 391,609 shares not subject to the voting provisions of the Stockholders Agreement that are held in trusts or entities benefiting or established by Isely family members, over which Mr. Andueza or Mr. Gauthier has sole voting and investment power.

(3)                                 Consists of shares of common stock held for the benefit of the Isely Children’s Trust and its beneficiaries. Mr. Andueza is the sole manager of CTVC, LLC with sole voting and investment power over the shares of common stock held by it and thus CTVC, LLC disclaims beneficial ownership of the shares. The number of shares identified as beneficially owned by CTVC, LLC excludes shares of common stock deemed to be beneficially owned by it solely because of the Stockholders Agreement described above in note 2.

(4)                                 Includes 3,097,402 shares beneficially owned directly by Mr. Kemper Isely, 91,938 shares owned directly by the LaRock and Luke Isely Trust, with respect to which Mr. Kemper Isely shares voting and investment power with Mr. Zephyr Isely as co-trustee of the trust, and 207,490 shares held by Mr. Andueza as custodian under the Colorado Uniform Transfer to Minors Act, or UTMA, for Mr. Kemper Isely’s children Ritchie K. Isely and Raquel M. Isely, each of whom shares Mr. Kemper Isely’s permanent residence. The number of shares identified as beneficially owned by Mr. Kemper Isely excludes shares of common stock deemed to be beneficially owned by him solely because of the Stockholders Agreement described above in note 2.

(5)                                 Includes 3,165,184 shares beneficially owned directly by Mr. Zephyr Isely and 91,938 shares owned directly by the LaRock and Luke Isely Trust, with respect to which Mr. Zephyr Isely shares voting and investment power with Mr. Kemper Isely as co-trustee of the trust, and 103,745 shares held by Mr. Andueza as custodian under the UTMA for Mr. Zephyr Isely’s child Dyami Cy Isely-Parvanta, who shares Mr. Zephyr Isely’s permanent residence. The number of shares identified as beneficially owned by Mr. Zephyr Isely excludes shares of common stock deemed to be beneficially owned by him solely because of the Stockholders Agreement described above in note 2.

(6)                                 Includes 931,020 shares beneficially owned directly by Ms. Heather Isely and 207,490 shares held by Mr. Andueza as custodian under the UTMA for Ms. Heather Isely’s children Masala A. Isely-Rice and Charles L. Isely-Rice, each of whom shares Ms. Heather Isely’s permanent residence. The number of shares identified as beneficially owned by Ms. Heather Isely excludes shares of common stock deemed to be beneficially owned by her solely because of the Stockholders Agreement described above in note 2.

(7)                                 Includes 1,254,306 shares beneficially owned directly by Ms. Elizabeth  Isely. The number of shares identified as beneficially owned by Ms. Elizabeth Isely excludes shares of common stock deemed to be beneficially owned by her solely because of the Stockholders Agreement described above in note 2.

(8)                                 Consists of 159,616 shares of common stock owned directly by Ms. Buffa and 29,741 restricted stock units granted pursuant to Ms. Buffa’s employment agreement that will vest within 60 days, specifically on January 25, 2014.

(9)                                 Does not include the unvested restricted stock units granted to each of our independent directors, which will vest for Mr. Cerkovnik on the one-year anniversary of his appointment as a director appointment, and will vest for Mr. Campbell and Mr. Hallé on March 6, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2013, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that the Form 4 for the initial grant of 1,136 restricted stock units to Mr. Hallé was filed seven days late on October 26, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion relates to the compensation of our Co-Presidents, our Chief Financial Officer, and our other two most highly compensated executive officers for the fiscal year ended September 30, 2013 (collectively referred to as our “named executive officers” or “NEOs”), including the overall principles underlying our executive compensation policies.

Our NEOs for fiscal year 2013 were:

•                  Kemper Isely, Chairman and Co-President

•                  Zephyr Isely, Co-President

•                  Heather Isely, Executive Vice President and Corporate Secretary

•                  Elizabeth Isely, Executive Vice President

•                  Sandra Buffa, Chief Financial Officer

Objectives of our executive compensation program

Hiring and retaining our officers and other key employees is critically important to ensure the continuity and stability required to grow our business. Our executive compensation and benefits program is designed to attract, retain, reward and create incentives for a highly talented and committed team of executive officers who share our vision and desire to work toward our goals.

Compensation decisions in fiscal year 2013 regarding our NEOs were made by our compensation committee. Our compensation philosophy is to provide our NEOs with a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Our approach to executive compensation is intended to reward our NEOs for making strong individual contributions to our success and creating long-term value.

Consistent with this approach, for fiscal year 2013 we did not establish a formal cash-based incentive plan for any of our executive officers other than our Chief Financial Officer. As further described below, the cash incentive compensation we paid to our Chief Financial Officer for fiscal year 2013 was determined at the discretion of our Board based on the achievement of quarterly and year-to-date targets for net income and earnings before interest, taxes, depreciation and amortization, or EBITDA, and a qualitative and subjective evaluation of individual performance and our business results.

Executive compensation process

Compensation-setting process. In April 2012, we retained F. W. Cook as our independent compensation consultant to assist in developing our approach to executive officer and board compensation. In fiscal year 2013, we retained F.W. Cook to provide additional independent compensation consultation services, including an executive compensation study.  Except for the services provided to the compensation committee, our compensation consultant does not provide any other services to the Company. The compensation committee has assessed the independence of the compensation consultant pursuant to the NYSE rules, and the Company concluded that the compensation consultant’s work for the compensation committee did not raise any conflict of interest. Our Board created a compensation committee in July 2012 pursuant to the governance requirements of the NYSE. Our compensation committee consists of Ms. Heather Isely, Mr. Kemper Isely, Mr. Cerkovnik and Mr. Campbell. Our compensation committee reviewed executive compensation at its meeting on December 11, 2013 based on, among other factors, competitive market data. In addition to reviewing and approving executive compensation, our compensation committee’s duties include administering our Omnibus Incentive Plan, which we adopted in July 2012.

Role of management in setting compensation. During fiscal year 2013, our Co-Presidents and Executive Vice Presidents provided recommendations regarding pay levels for all executives, and we expect that these executive officers will continue to provide such input.

Use of market data.  We did not use a peer group in setting fiscal year 2013 executive compensation, and the compensation committee of our Board did not target compensation to specific benchmarks against any peer group companies.

In fiscal year 2014, the compensation committee of our Board considered, among other factors in its review of executive compensation, market data recently compiled and analyzed by F.W. Cook from a 19-company peer group of retail, food, and natural product companies. F.W. Cook selected this peer group based on industry, size and growth potential. It is composed of the following companies:

AFC Enterprises, Inc. Annie’s, Inc. Arden Group, Inc. B&G Foods, Inc. Boulder Brands, Inc. Chuy’s Holdings, Inc.	Del Frisco’s Restaurant Group, Inc. Fairway Group Holdings Corp. Francesca’s Holdings Corporation Hibbett Sports, Inc. J&J Snack Foods Corp. Jamba, Inc. Krispy Kreme Doughnuts, Inc.	Nutrisystem, Inc. PetMed Express, Inc. Ruth’s Hospitality Group, Inc. Vitacost.com, Inc. Vitamin Shoppe, Inc. Zumiez Inc.

The market data indicates that the cash compensation of the Executive Vice Presidents and Chief Financial Officer is at or near the median, and the cash compensation of our Co-Presidents is in the bottom quartile, of this peer group. Notwithstanding the market data, the Co-Presidents requested that their compensation not be increased.

Primary elements of compensation

Base salary.  The overall compensation package consists solely of base salary for four of our NEOs. It is weighted toward a higher base salary for our Chief Financial Officer because of, among other things, the smaller percentage of her equity ownership. We believe that base salaries are of primary importance to our approach to executive compensation, allowing us to attract and retain our key executives, and reward consistent contributions to our long term success, in a manner that does not encourage excessive risk taking by our executives. The compensation committee primarily based salaries of the NEOs on its collective experience and view of appropriate fixed pay in our geographic location and industry, which was supported for the Executive Vice Presidents and Chief Financial Officer by the market data described above. Additionally, the compensation committee took into account nonparticipation in our cash incentive compensation program by all of our NEOs, except Ms. Buffa, and the absence of a long-term incentive program. Base salaries prior to our IPO were reviewed periodically by the board of Vitamin Cottage Natural Food Markets, Inc., or the operating company, which is now a wholly owned subsidiary of the Company. The compensation committee does the same and takes into account individual performance, internal pay equity, historical compensation practices, incentive program participation and current equity ownership levels. However, our compensation committee may exercise its discretion in setting an executive’s base salary, taking into account the quality of the executive’s overall contribution to our success.

Incentive awards.  Based on the achievement of quarterly and year-to-date net income and EBITDA targets and a review of both business and individual performance during the fiscal year, our compensation committee may approve cash incentive compensation payments to executives participating in our cash-based incentive plan. The achievement of quarterly and year-to-date net income and EBITDA goals is required before our compensation committee makes any determination of whether to make incentive compensation payments.  The amount of any payment is based on set target levels and our compensation committee’s assessment of the participating executive’s contribution to our strategic objectives or financial results during a particular quarter. If a quarterly and year-to-date net income and EBITDA goal is not met, incentive compensation payments are limited to levels that can be funded while still allowing the Company to meet its goals, regardless of whether or not strategic or individual performance goals have been met. Even if a quarterly and year-to-date net income and EBITDA goal is achieved, our compensation committee reserves the sole discretion to reduce payments or not make any incentive compensation payments to the extent it deems reasonable and prudent under the circumstances.

Compensation decisions for fiscal year 2013

Base salary.  At fiscal year-end 2013, base salaries were as follows:

•                  Kemper Isely, Co-President, $607,800

•                  Zephyr Isely, Co-President, $576,000

•                  Heather Isely, Executive Vice President, $528,000

•                  Elizabeth Isely, Executive Vice President, $528,000

•                  Sandra Buffa, Chief Financial Officer, $345,000

Ms. Buffa’s salary was increased in June 2013 by 4.5% from $330,000 to $345,000 in connection with the annual determination by our compensation committee of her salary. No other changes have been made to the salaries of our NEOs since June 2012.

Incentive awards. For fiscal year 2013, Ms. Buffa was our only executive officer participating in our cash-based incentive plan. Cash incentive compensation target levels for her were set in accordance with her employment agreement. Specifically, Ms. Buffa’s cash incentive target level was set at 50% of her base salary, if the minimum quarterly and year-to-date net income and EBITDA goal is reached for each quarter within the fiscal year. Actual net income and EBITDA as a percent of sales was at or above the minimum quarterly goal for the Company for each of the four quarters during fiscal year 2013, but resulted in funding for Ms. Buffa’s cash-based incentive being less than 50% of her base salary for two of those quarters consistent with the compensation committee’s determination.

Equity compensation.  We currently do not have a long-term incentive program in place and have not granted any equity awards under such a program. Given that a majority of our NEOs are part of the Isely family and have a substantial ownership stake in the Company, we believe that they already have sufficient long-term incentive, and an equity compensation program for them is not necessary. We adopted an Omnibus Incentive Plan in July 2012. To promote the long-term success of the Company and the creation of shareholder value, in August 2013 the compensation committee approved and the Company granted 61,975 restricted stock units totaling approximately $2.1 million in stock compensation to certain employees who were not executive officers. These restricted stock units vested 20% at grant date and, subject to continuing service and minimum hours, will vest 20% annually over the four years following their grant.

In addition, under our Chief Financial Officer’s employment agreement, Ms. Buffa received restricted stock units equal to 1.2% of the fully diluted shares of the Company at the time of the completion of our IPO (including any exercise of the underwriters’ overallotment option) (rounded to the nearest whole share), subject to the following terms:

•                  Two-thirds (or 178,442 restricted stock units) vested immediately, settled in 156,136 shares of common stock of the Company and $334,579 in cash.

•                  The remaining one-third of the grant (or 89,221 restricted stock units) has vested or will vest in three equal installments as follows:  the first installment vested on January 25, 2013; the second installment vested on July 25, 2013; and the third installment is scheduled to vest on January 25, 2014, subject to Ms. Buffa’s continued employment through such date.

Severance and change in control arrangements.  As part of our Chief Financial Officer’s employment agreement, upon an involuntary termination without “cause” or voluntary resignation for “good reason” (each such term as defined in the agreement), Ms. Buffa will receive separation pay in an amount equivalent to her current base salary plus 50% of her target incentive compensation plus an amount equivalent to the cost of COBRA coverage for a period of 12 months. The Company does not have any agreements with the other NEOs that provide for cash severance payments upon termination of employment or in connection with a change in control.

Retirement plan and other benefits and perquisites.  Our NEOs are eligible to participate in our employee benefit plans provided for all Company employees. These benefits include a 401(k) plan with discretionary matching employer contributions, group health and life insurance, and short-term and long-term disability insurance. We also provide all of our employees with Vitamin Bucks (store credit accrued at $0.75 per hour up to 40 hours per week) and birthday bonus pay (equivalent to a single work day). We may also provide our NEOs with a limited range of perquisites on a case-by-case basis that may include, among other things, spousal insurance and reimbursement for any out-of-pocket medical insurance expenses.

Stock ownership guidelines.  We do not have specific equity or other security ownership requirements or guidelines for NEOs. However, given management’s significant equity stake in the Company, we do not believe ownership guidelines are needed at this time.

Recoupment policy.  We currently do not have a recoupment policy to adjust or recover bonuses or incentive compensation paid to executive officers where such bonuses or payments were based on financial statements that were subsequently restated or otherwise amended in a manner that would have reduced the size of such bonuses or payments.

Tax and accounting considerations.  We do not require executive compensation to be tax deductible for our Company, but instead balance the cost and benefits of tax deductibility to comply with our executive compensation goals. For example, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1 million paid in any taxable year to its named executive officers, other than the chief financial officer, unless the compensation qualifies as “performance-based compensation” within the meaning of the Code. Our compensation committee considers the deductibility of compensation, but is authorized to approve compensation that is not deductible when it believes that such payments are appropriate to attract and retain executive talent.

Risks from compensation policies and practices. Given the current equity ownership levels of our NEOs, the relative simplicity of our current compensation program and its weighting towards base salary, a fixed component of compensation, we do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

Omnibus Incentive Plan. In July 2012, we adopted an Omnibus Incentive Plan to provide for the grant of equity awards. During fiscal year 2013, we made equity grants of 6,936 restricted stock units under the Omnibus Incentive Plan to our independent directors, Michael T. Campbell, Edward Cerkovnik and Richard Hallé. Additionally during fiscal year 2013, we made equity grants of 61,975 restricted stock units to certain employees who were not executive officers.

Summary Compensation Table

The following table provides information concerning the compensation earned by our Co-Presidents, Chief Financial Officer, and each of the two other most highly paid executive officers during the years ended September 30, 2013 and 2012.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
(a)	(b)	(c)	(e)	(g)	(i)	(j)
Kemper Isely, Co-President	2013	607,800	—	—	15,676	623,476
	2012	607,800	—	—	13,447	621,247
Zephyr Isely, Co-President	2013	576,000	—	—	14,116	590,116
	2012	576,000	—	—	13,317	589,317
Heather Isely, Executive Vice President	2013	528,000	—	—	14,499	542,499
	2012	528,000	—	—	13,537	541,537
Elizabeth Isely, Executive Vice President	2013	528,000	—	—	15,676	543,676
	2012	516,000	—	—	13,461	529,461
Sandra Buffa, Chief Financial Officer	2013	335,000	—	127,921	12,382	475,303
	2012	320,000	—	158,125	11,174	489,299

(1)                                 Includes 401(k) retirement benefit matching contributions, Vitamin Bucks, and Company paid medical insurance premiums.

As of September 30, 2012, the Company had issued restricted stock unit awards to our Chief Financial Officer.  The restricted stock grant to the Chief Financial Officer (CFO Award) was in accordance with the terms of her employment agreement that was signed in June 2008 which stated she was entitled to receive a grant of restricted stock units equal to 1.2% of the fully diluted shares of the Company in connection with an IPO.  Two thirds of the CFO Award vested immediately upon completion of the IPO and was settled in a combination of common stock and cash.  The taxable value of the CFO Award settled in fiscal year 2012 was $2,342,051 for the common stock portion and $334,579 for the cash portion.  The remaining one third, which has vested or will vest in three equal parts over a six, 12 and 18 month period following the IPO, have been or are to be settled 100% in shares of common stock.  The taxable value of the CFO Award settled in fiscal year 2013 was $1,645,217.

Grants of Plan-Based Awards

During fiscal year 2013, our named executive officers did not receive any plan-based equity awards. Ms. Buffa was eligible to receive a cash incentive award during that year pursuant to her employment agreement, as shown in the table below:

		Estimated Payouts Under Non-Equity Incentive Plan Awards			Estimated Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Sandra Buffa		0	167,500	—	—	—	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at September 30, 2013 for Sandra Buffa, our Chief Financial Officer. There were no other outstanding equity awards for our NEOs at fiscal year end.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)(2)
(a)	(i)		(j)
Sandra Buffa	29,741	(1)	1,180,718

(1)                                 The restricted stock units vest on January 25, 2014, subject to Ms. Buffa’s continuing employment on that date.

(2)                                 The market value of the awards of restricted stock units that have not vested was determined by multiplying the number of shares of stock by the $39.70 market value of the underlying shares at September 30, 2013, which was the last business day of our fiscal year.

Option Exercises and Stock Vested

The following table shows certain information regarding restricted stock units that vested during the last fiscal year with respect to Ms. Buffa. Other than her, none of our NEOs held any equity awards that vested or exercised any options during the year ended September 30, 2013.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Sandra Buffa	—	—	59,480	(1)	1,645,217	(2)

(1)                                 Represents restricted stock units issued to Ms. Buffa pursuant to the terms of her employment agreement that vested on January 25, 2013 and July 25, 2013 and were settled in shares of common stock.

(2)                                 Value realized on vesting was calculated by multiplying the number of shares underlying the restricted stock units by the opening price on the date of settlement.  For 29,740 shares of stock settled on January 25, 2013, that price was $20.42.  For 29,740 shares of stock settled on July 25, 2013, that price was $34.90.

Pension Benefits

None of our NEOs participates in any qualified or non-qualified pension benefit plan sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participates in any nonqualified deferred compensation plan sponsored by us.

Employment Agreement

We are a party to an employment agreement with our Chief Financial Officer. Ms. Buffa’s annual salary, which is discussed under “Compensation Discussion and Analysis” contained in this Proxy Statement, will be reviewed on an annual basis by our compensation committee and Board and may be changed by action of the Board. Under the employment agreement, Ms. Buffa is entitled to participate in our annual and long-term incentive compensation programs under our Omnibus Incentive Plan, and all standard employee benefit plans or programs, including personal time off, our 401(k) plan, our medical and dental insurance plans, Vitamin Bucks and employee discounts.

Under the employment agreement, Ms. Buffa is employed on an “at-will” basis, and, subject to applicable law, her employment may be terminated either by Ms. Buffa or by the Company at any time, for any reason, or no reason, and with or without cause. If her employment with the Company is terminated without cause or for good reason, we will pay Ms. Buffa an amount equal to the sum of her current annual base salary and 50% of current target annual incentive compensation, as well as an additional taxable amount equivalent to the cost of COBRA premiums for 12 months. If Ms. Buffa’s employment with the Company is terminated for cause, Ms. Buffa will not be entitled to any salary, benefits, payments or reimbursements, except as required by law. Under the employment agreement, Ms. Buffa received grants of restricted stock units described under “Compensation Discussion and Analysis—Compensation decisions for fiscal year 2013—Equity compensation.” These restricted stock units would vest upon a change in control as described in “Potential Payments Upon Termination or Change in Control”. Finally, Ms. Buffa is subject to a confidentiality covenant that extends indefinitely and non-solicitation and non-compete covenants that extend for one year from termination of employment.

We do not have any employment agreements with any other NEO, and no payments would have to be made or benefits provided by the Company to any other NEO upon a change in control.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments and benefits triggered by a termination of Ms. Buffa’s employment by us without cause, or by Ms. Buffa for good reason, or change in control, assuming her employment was terminated or the change of control occurred on September 30, 2013. None of our NEOs other than Ms. Buffa is contractually entitled to any severance payments as a result of any termination or change in control.

Name	Circumstance	Cash Payment ($)(1)	Medical / Insurance Benefits ($)	Acceleration of Equity Awards ($)	Other ($)(2)	Total ($)
Sandra Buffa	Termination without cause or for good reason	431,250	11,943	—	24,548	467,741
	Corporate transaction without assumption, substitution or replacement of restricted stock units (3)	—	—	1,180,718	—	1,180,718

(1)                                 Amount represents severance payment equal to Ms. Buffa’s  current base salary plus 50% of the target value of non-equity incentive awards pursuant to the terms of Ms. Buffa’s employment agreement.

(2)                                 Includes accrued amounts through any other Company benefit, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all full-time employees.

(3)                                 Under the Omnibus Incentive Plan, restricted stock units vest immediately prior to a “corporate transaction” if they are not assumed, substituted or replaced with a cash incentive program. Generally, the following would constitute a “corporate transaction”:

•                  the consummation of a merger, consolidation or reorganization of more than 50% of combined voting power of the continuing or surviving entity’s securities outstanding immediately after the merger, consolidation or reorganization is owned by persons who were not shareholders of the Company prior to it; or

•                  the sale, transfer or disposition of all or substantially of the Company’s assets.

The following, although generally defined as a “change in control” under the Omnibus Incentive Plan, would not cause restricted stock units to vest immediately unless also a “corporate transaction” as described above:

•                  during any period of 36 consecutive months, a change in the composition of  two thirds of our Board of Directors that is not supported by two thirds of the incumbent Board of Directors; or

•                  an acquisition by any individual, entity or group of beneficial owners of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding voting securities in a tender or exchange offer directly to voting shareholders that the Board of Directors does not recommend.

The compensation committee may, but is not required to, determine that all restricted stock units vest in the event of any change in control or corporate transaction.

DIRECTOR COMPENSATION

During 2012, our Board engaged the outside consulting firm F. W. Cook to help develop compensation policies for our independent directors. Our engagement of F.W. Cook during fiscal year 2013 concerned compensation of our executive officers and did not include a further review of our director compensation.

Only those directors who are considered independent directors under the rules of the NYSE receive compensation from us for their service on our Board. For fiscal year 2013, our independent directors, Mr. Campbell, Mr. Cerkovnik and Mr. Hallé, were compensated for their service as directors as follows:

•                  a base annual retainer of $30,000;

•                  an additional annual retainer of $15,000 for serving as the chair of our audit committee and $10,000 for serving as the chair of our compensation committee, if applicable;

•                  an additional annual retainer of $5,000 for serving as a member of our audit committee, if applicable; and

•                  an additional annual retainer of $5,000 for serving as a member of our compensation committee, if applicable.

If our Board were to appoint a lead independent director, such director would receive an additional annual retainer of $15,000.

In addition, each independent director is granted a number of restricted stock units under our Omnibus Incentive Plan equal to the number of shares of our common stock having a value of $50,000 (based on the closing price of our common stock on the NYSE on the date of grant), which are granted each year on the date of our annual meeting of stockholders, or a pro rata portion in the case of a mid-year appointment granted on the date of such appointment. The restricted stock units fully vest on the one year anniversary of the date of grant if the director does not have a termination of “Service,” as defined in the Omnibus Incentive Plan, and are settled in shares of our common stock. Our independent directors are subject to equity ownership guidelines approved by our Board, requiring each independent director to, within five years of their initial election to our Board, achieve holdings in our equity securities, including vested and unvested restricted stock units, with a value equal to three times the annual cash retainer received. We also reimburse our directors for reasonable expenses incurred to attend meetings of our Board or any committee of our Board.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

The following table shows for the fiscal year ended September 30, 2013 the compensation for all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)
Michael T. Campbell	50,000	(1)	50,000	(2)	—	—	—	—	100,000
Edward Cerkovnik	10,000	(3)	33,333	(4)	—	—	—	—	43,333
Richard Hallé	35,000	(5)	50,000	(6)	—	—	—	—	85,000

(1)                                 Represents a base annual retainer of $30,000 and an additional annual retainer of $15,000 for serving as the chair of our audit committee and an annual retainer of $5,000 for serving as a member of the compensation committee.

(2)                                 Represents the full grant date fair value of 2,428 restricted stock units as of March 6, 2013. Those units will vest on March 6, 2014.

(3)                                 Represents a pro-rata portion of each of the base annual retainer of $30,000, additional annual retainer of $5,000 for serving as the member of our audit committee and annual retainer of $5,000 for serving as a member of our compensation committee.  Mr. Cerkovnik was appointed to our Board on July 23, 2013.

(4)                                 Represents the full grant date fair value of 944 restricted stock units as of July 23, 2013. Those units will vest on July 23, 2014.

(5)                                 Represents a base annual retainer of $30,000 and an additional annual retainer of $5,000 for serving as the member of our audit committee.

(6)                                 Represents the full grant date fair value of 2,428 restricted stock units as of March 6, 2013. Those units will vest on March 6, 2014.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. Ms. Heather Isely was chairperson of, and Mr. Kemper Isely served on, our compensation committee during fiscal year 2013. Both are executive officers of the Company. Mr. Kemper Isely and Ms. Heather Isely are party to certain related party transactions with the Company, as described in this Proxy Statement under “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.”

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to the Company’s Omnibus Incentive Plan, which was the only equity compensation plan in effect as of September 30, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	86,053	$21.80	751,889
Total	86,053	21.80	751,889

(1)                                 Represents restricted stock units granted as of September 30, 2013, that will vest between January 14, 2014 and August 13, 2017 and will be settled in shares of common stock.

(2)                                 Represents weighted average grant date fair value. Includes 29,741 restricted stock units, with a grant date fair value of $1.32 per unit, that were issued to our Chief Financial Officer pursuant to the terms of her June 2008 employment agreement. The grant date fair value of these restricted stock units was determined by a fair market value analysis of the Company performed by a third-party valuation specialist in fiscal year 2008. Also includes 2,428 restricted stock units granted to Mr. Campbell, and 2,428 restricted stock units granted to Mr. Hallé, with a grant date fair value of $20.59 per unit; 1,136 restricted stock units granted to Mr. Hallé with a grant date fair value of $22.00 per unit; 944 restricted stock units issued to Mr. Cerkovnik with a grant date fair value of $35.31 per unit; 45,740 restricted stock units issued to certain employees with a grant date fair value of $34.07 per unit; and 3,636 restricted stock units issued to an additional employee with a grant date fair value of $33.00 per unit. The grant date fair values have been determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation. Refer to Note 15 of the Notes to Consolidated Financial Statements contained in our annual report on Form 10-K for the fiscal year ended September 30, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Isely Family

Members of the Isely family controlled all of the voting power of our outstanding common stock prior to our IPO. As of January 14, 2014, members of the Isely family and certain trusts, accounts or entities controlled by them or for the benefit of them owned and controlled approximately 57.6% of our common stock. Due to their holdings of common stock, members of the Isely family are able to continue to determine the outcome of virtually all matters submitted to stockholders for approval, including the election of directors, an amendment of our certificate of incorporation (except when a class vote is required by law), any merger or consolidation requiring common stockholder approval, and a sale of all or substantially all of the Company’s assets. In addition, members of the Isely family have the ability to prevent change-in-control transactions as long as they maintain voting control of the Company. The Isely family is not subject to any contractual obligation to retain its controlling interest in us.

Stockholders Agreement

Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely, Ms. Elizabeth Isely, certain trusts or entities controlled by them and certain other Isely family members or trusts, accounts and entities controlled by or for the benefit of them have entered into a Stockholders Agreement pursuant to which they have agreed to, among other things, certain voting agreements and limitations on the sale of shares of our common stock. Most, but not all, of the parties to the Stockholders Agreement are subject to the limitations on voting, while all of the parties to the agreement are subject to the limitations on sale.

Parties subject to the voting provisions of the agreement have agreed that they will vote all of their common stock in the election of directors as directed by at least three of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely. If two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely were to die or if at least three of them are unable to reach an agreement 20 days prior to the relevant meeting, the voting direction will be given by a majority of the independent directors. Isely voting group members have agreed to cast and submit by proxy to us their votes in a manner consistent with these voting provisions at least five days prior to the scheduled date of any annual or special meeting of stockholders. As of January 14, 2014, Isely voting group members owned, directly or indirectly, 12,932,151 shares, or 57.62% of our total outstanding stock.

Parties subject to the limitations on the sale of shares of our common stock have agreed not to transfer any shares of our common stock except pursuant to the permitted transfer provisions of the Stockholders Agreement. As of January 14, 2014, Isely family members subject to the limitations on sale owned, directly or indirectly, 13,323,760 shares, or 59.4% of our total outstanding stock.

The Stockholders Agreement expires on the date upon which 50% or more of our fully-diluted stock is owned by persons other than the Isely voting members. The Stockholders Agreement may be amended, modified, supplemented or restated by the written agreement of parties holding 85% of the shares of the Company that are held by all of the parties to the Stockholders Agreement.

Disputes that relate to the subject matter of the Stockholders Agreement are subject to arbitration pursuant to the terms of that agreement.

Registration Rights

In connection with our IPO, we entered into a registration rights agreement with certain members of the Isely family pursuant to which we granted them registration rights with respect to 13,859,561 shares of common stock owned by them. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. All fees, costs and expenses related to any registration under the agreement will be borne by us, other than stock transfer taxes and underwriting discounts or commissions.

Demand registration rights.  The registration rights agreement grants the Isely family demand registration rights. We are required, upon the written request of any two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely, to use our commercially reasonable efforts to effect registration of shares requested to be registered by the Isely family as soon as practicable after receipt of the request. However, we are not required to effect any such demand registration within 180 days after the effective date of a previous demand registration, to effect a demand registration on Form S-1 after we have effected three such demand registrations, or to comply with any registration demand unless the anticipated aggregate offering amount equals or exceeds $75.0 million.

Shelf registration rights.  The registration rights agreement grants the Isely family shelf registration rights. Under the terms of the registration rights agreement, any two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely may demand that we file a shelf registration statement with respect to those shares requested to be registered by the Isely family. Upon such demand, we are required to use our commercially reasonable efforts to effect such registration.

“Piggyback” registration rights.  The registration rights agreement grants the Isely family “piggyback” registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration.

Lease Agreements

The operating company is a party to real estate leases with members of the Isely family or entities controlled by the Isely family. In February 2012, the operating company entered into a lease for one store with an entity ultimately controlled by Mr. Kemper Isely and Mr. Zephyr Isely (the “Land Trust Lease”). The operating company also has seven store lease agreements with an entity owned by Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely, along with several other related family members (the “Chalet Leases”). We believe that the operating company’s leases with related parties as described in this paragraph, which our audit committee approved in accordance with our policies and procedures for related party transactions, generally reflect the prevailing market lease terms and rental rates at the time the operating company entered into them.

The following table presents the amounts paid by us under the lease agreements described above for the year ended September 30, 2013.

Year ended September 30, 2013
Amount paid under the Land Trust Lease	$306,000
Amount paid under the Chalet Leases	1,296,000

Commercial Relationship with Anthony Andueza

Mr. Andueza controls certain entities and custodial accounts owned by members of the Isely family and is a party to the Stockholders Agreement in that capacity. As a result, Mr. Andueza is deemed to beneficially own more than 5% of the Company’s common stock, as described above in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” Randal Optimal Nutrients, LLC, or Randal, sells dietary supplements to the Company for one of our private label brands. Mr. Andueza is the account representative responsible for our account with Randal. In fiscal year 2013, Randal sold approximately $1,330,206 in dietary supplements to the Company. We believe that Mr. Andueza received sales commissions of approximately $158,368 for those sales. Mr. Andueza also purchased approximately seven advertisements for Randal products in our Health Hotline® newsletter in fiscal year 2013 at a cost of approximately $18,750. Members of the Isely family requested that Mr. Andueza act as a custodian for Isely family entities and custodial accounts because of their longstanding friendship with Mr. Andueza. Our audit committee approved the commissions and payments described above in accordance with our policies and procedures for related party transactions.

Procedures for Related Party Transactions

Our Board has adopted a written code of ethics for our Company, which is publicly available on our website. Under our code of ethics, our employees, officers, directors and consultants are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they are required to report any potential conflict of interest, including related-party transactions, anonymously to a third party hotline or to their supervisor, an executive officer member or the Company’s Disclosure and Ethics Committee, or the Company’s General Counsel, who will review and summarize the proposed transaction for our audit committee. Our audit committee has adopted specific policies and procedures for related party transactions.  Our audit committee is required by its charter to approve related-party transactions, including those transactions involving our directors.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ HEATHER ISELY
Heather Isely
Corporate Secretary

January 17, 2014

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2013 is available without charge upon written request to: Corporate Secretary, 12612 West Alameda Parkway, Lakewood, Colorado 80228.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Zephyr Isely O Michael Campbell 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2014. 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised. Shares of common stock of NGVC will be voted as specified. If this proxy is properly executed but no specification is made, shares will be voted FOR each of the nominees for director listed herein and FOR approval of Proposal No. 2 and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the annual meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF NATURAL GROCERS BY VITAMIN COTTAGE, INC. March 5, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page to vote until 11:59 PM EST the day before the meeting. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call to vote until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20230300000000000000 4 030514 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at http://www.astproxyportal.com/ast/18556/. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE.

1 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 NATURAL GROCERS BY VITAMIN COTTAGE, INC. Annual Meeting of Stockholders March 5, 2014 at 1:00 PM This proxy is solicited by the Board of Directors THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATURAL GROCERS BY VITAMIN COTTAGE, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2014 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned being a stockholder of Natural Grocers by Vitamin Cottage, Inc. ("NGVC") hereby authorizes Kemper Isely and Heather Isely, and each of them, with the full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of NGVC to be held at Natural Grocers by Vitamin Cottage, Inc., Home Office Auditorium, 12612 W. Alameda Parkway, Lakewood, CO 80228 on March 5, 2014, at 1:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all shares of NGVC common stock that the undersigned would be entitled to vote, if there personally present, as appears on the reverse side of this proxy. (Continued and to be signed on the reverse side.) COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF NATURAL GROCERS BY VITAMIN COTTAGE, INC. March 5, 2014 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at http://www.astproxyportal.com/ast/18556/. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Zephyr Isely O Michael Campbell 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2014. 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised. Shares of common stock of NGVC will be voted as specified. If this proxy is properly executed but no specification is made, shares will be voted FOR each of the nominees for director listed herein and FOR approval of Proposal No. 2 and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the annual meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230300000000000000 4 030514 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE.

1 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 NATURAL GROCERS BY VITAMIN COTTAGE, INC. Annual Meeting of Stockholders March 5, 2014 at 1:00 PM This proxy is solicited by the Board of Directors THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATURAL GROCERS BY VITAMIN COTTAGE, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2014 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned being a stockholder of Natural Grocers by Vitamin Cottage, Inc. ("NGVC") hereby authorizes Kemper Isely and Heather Isely, and each of them, with the full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of NGVC to be held at Natural Grocers by Vitamin Cottage, Inc., Home Office Auditorium, 12612 W. Alameda Parkway, Lakewood, CO 80228 on March 5, 2014, at 1:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all shares of NGVC common stock that the undersigned would be entitled to vote, if there personally present, as appears on the reverse side of this proxy. (Continued and to be signed on the reverse side.) COMMENTS: